Exhibit 3.3

CONFIDENTIAL

AMENDED AND RESTATED

BYLAWS

OF

PELOTON INTERACTIVE, INC.

(A DELAWARE CORPORATION)

i

5.4	Officer Compensation	10
5.5	Term of Office; Vacancies	10
5.6	Chairman Presides	10
5.7	Absence of Chairman	10
5.8	Powers of Chief Executive Officer	10
5.9	Chief Executive Officer’s Signature Authority	10
5.10	Absence of Chief Executive Officer	11
5.11	Powers of President	11
5.12	Absence of President	11
5.13	Duties of Secretary	11
5.14	Duties of Assistant Secretary	12
5.15	Duties of Treasurer	12
5.16	Disbursements and Financial Reports	12
5.17	Treasurer’s Bond	12
5.18	Duties of Assistant Treasurer	12

ARTICLE VI CERTIFICATE OF STOCK		12
6.1	Stock Certificates	12
6.2	Facsimile Signatures	13
6.3	Lost Certificates	13
6.4	Transfer of Stock	13
6.5	Fixing a Record Date	14
6.6	Registered Stockholders	14

ARTICLE VII GENERAL PROVISIONS		14
7.1	Dividends	14
7.2	Reserve for Dividends	14
7.3	Checks	14
7.4	Fiscal Year	14
7.5	Corporate Seal	15
7.6	Indemnification	15
7.7	Conflicts with Certificate of Incorporation	16

ARTICLE VIII AMENDMENTS		16

ARTICLE IX LOANS TO OFFICERS		16

ARTICLE X STOCK TRANSFERS		17
10.1	Stock Transfer Agreements	17
10.2	Restriction on Transfer	17

ARTICLE XI RIGHT OF FIRST REFUSAL		20

ARTICLE XII MARKET STAND-OFF		23

ii

CONFIDENTIAL

AMENDED AND RESTATED

BYLAWS

OF

PELOTON INTERACTIVE, INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Peloton Interactive, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2 Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Location. All meetings of the stockholders for the election of directors shall be held in the City of New York, State of New York, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting; provided, however, that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the Delaware General Corporations Law (“DGCL”). Meetings of stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof, or a waiver by electronic transmission by the person entitled to notice.

2.2 Timing. Annual meetings of stockholders, commencing with the year 2015, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

2.3 Notice of Meeting. Written notice of any stockholder meeting stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting.

2.4 Stockholders’ Records. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address (but not the electronic address or other electronic contact information) of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least twenty percent (20%) in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

2.6 Notice of Special Meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. The Board of Directors shall determine the place, date and hour of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request in writing, if any. The means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall also be provided in the notice.

2.7 Business Transacted at Special Meeting.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.8 Quorum; Meeting Adjournment; Presence by Remote Means.

(a) Quorum; Meeting Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) Presence by Remote Means. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(1) participate in a meeting of stockholders; and

(2) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.9 Voting Thresholds. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.10 Number of Votes Per Share. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote by such stockholder or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

2.11 Action by Written Consent of Stockholders; Electronic Consent; Notice of Action.

(a) Action by Written Consent of Stockholders. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, is signed in a manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written stockholder consents shall bear the date of signature of each stockholder who signs the consent in the manner permitted by law and shall be delivered to the Corporation as provided in subsection (b) below. No written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation in the manner provided above, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to the Corporation in the manner provided above.

(b) Electronic Consent. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the

Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors.

(c) Notice of Action. Prompt notice of any action taken pursuant to this Section 2.11 shall be provided to the stockholders in accordance with Section 228(e) of the DGCL.

ARTICLE III

DIRECTORS

3.1 Authorized Directors. The number of directors that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

3.2 Vacancies. Unless otherwise provided in the Corporation’s certificate of incorporation, as it may be amended, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. In the event of any conflict between the provisions of this Section 3.2 and any voting agreement or stockholder agreement entered into by the Corporation and its stockholders, the provisions of such voting agreement or stockholder agreement shall govern.

3.3 Board Authority. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

3.4 Location of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

3.5 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Notice of any regular meeting shall be given to each director at his or her business or residence in writing, or by telegram, facsimile transmission, telephone communication or electronic transmission (provided, with respect to electronic transmission, that the Corporation has previously verified the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting.

3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer upon notice to each director; special meetings shall be called by the Chief Executive Officer or secretary in like manner and on like notice on the written request of two (2) directors unless the Board of Directors consists of only one (1) director, in which case special meetings shall be called by the Chief Executive Officer or secretary in like manner and on like notice on the written request of the sole director. Notice of any special meeting shall be given to each director at his or her business or residence in writing, or by telegram, facsimile transmission, telephone communication or electronic transmission (provided, with respect to electronic transmission, that the Corporation has previously verified the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

3.8 Quorum. Except as may be otherwise specifically provided by statute or by the certificate of incorporation, at all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business and any act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors. If a quorum is not present at any prospective meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.9 Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing, writings, electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.10 Telephonic Meetings. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or other means of communication by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

3.11 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these bylaws.

3.12 Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.13 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14 Removal of Directors. Unless otherwise provided by the certificate of incorporation or these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

4.1 Notice. Unless otherwise provided in these bylaws, whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

4.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

4.3 Electronic Notice.

(a) Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders and directors, any notice to stockholders or directors given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder or director to whom the notice is given. Any such consent shall be revocable by the stockholder or director by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Effective Date of Notice. Notice given pursuant to Section 4.3(a) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder or director has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder or director has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder or director of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder or director. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Form of Electronic Transmission. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE V

OFFICERS

5.1 Required and Permitted Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and/or a president, a treasurer and a secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice-Chairman of the Board. The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

5.2 Appointment of Required Officers. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer and/or a president, a treasurer and a secretary and may choose vice-presidents and other officers.

5.3 Appointment of Permitted Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.4 Officer Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

5.5 Term of Office; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

5.6 Chairman Presides. Unless the Board of Directors appoints a Chairman of the Board, the Chief Executive Officer shall be the Chairman of the Board, so long as the Chief Executive Officer is a director of the Corporation. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.

5.7 Absence of Chairman. In the absence of the Chairman of the Board, the Vice-Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.

THE CHIEF EXECUTIVE OFFICER

5.8 Powers of Chief Executive Officer. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

5.9 Chief Executive Officer’s Signature Authority. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer may sign certificates for shares of stock of the Corporation.

5.10 Absence of Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the president shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

THE PRESIDENT AND VICE-PRESIDENTS

5.11 Powers of President. Unless the Board of Directors appoints a president of the Corporation, the Chief Executive Officer shall be the president of the Corporation. The president of the Corporation shall have such powers as required by law and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.12 Absence of President. In the absence of the president or in the event of his or her inability or refusal to act, the vice-president, if any, (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

5.13 Duties of Secretary. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

5.14 Duties of Assistant Secretary.

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

5.15 Duties of Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

5.16 Disbursements and Financial Reports. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

5.17 Treasurer’s Bond. If required by the Board of Directors, the treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

5.18 Duties of Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors or these Bylaws may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

6.1 Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of

Directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.2 Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still acting as such at the date of issue.

6.3 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.4 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.5 Fixing a Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.6 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

7.1 Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

7.2 Reserve for Dividends. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

7.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.4 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.5 Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

7.6 Indemnification. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the Corporation or a predecessor corporation or a director or officer of another corporation, if such person served in such position at the request of the Corporation; provided, however, that the Corporation shall indemnify any such director or officer in connection with a proceeding initiated by such director or officer only if such proceeding was authorized by the Board of Directors. The indemnification provided for in this Section 7.6 shall: (a) not be deemed exclusive of any other rights to which those indemnified may be entitled under these bylaws, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (b) continue as to a person who has ceased to be a director, and (c) inure to the benefit of the heirs, executors and administrators of a person who has ceased to be a director. The corporation’s obligation to provide indemnification under this Section 7.6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the DGCL. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors that alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders.

The foregoing provisions of this Section 7.6 shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board of Directors in its sole discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an officer or employee of the Corporation.

To assure indemnification under this Section 7.6 of all directors, officers and employees who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation that may exist from time to time, Section 145 of the DGCL shall, for the purposes of this Section 7.6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve the Corporation for purposes of Section 145 of the DGCL, as administrator of an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

7.7 Conflicts with Certificate of Incorporation. In the event of any conflict between the provisions of the Corporation’s certificate of incorporation and these bylaws, the provisions of the certificate of incorporation shall govern.

ARTICLE VIII

AMENDMENTS

8.1 These bylaws may be altered, amended or repealed, or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.

ARTICLE IX

LOANS TO OFFICERS

9.1 The corporation may lend money to, or guarantee any obligation of or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

ARTICLE X

STOCK TRANSFERS

10.1 Stock Transfer Agreements. The corporation shall have the power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

10.2 Restriction on Transfer.

(a) Restriction on Transfer. No stockholder of the Corporation (a “Stockholder”) may sell, assign, transfer, pledge, encumber or in any manner dispose of (“Transfer”) any share of stock of the Corporation (a “Share”) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, other than by means of a Permitted Transfer (as defined below). If any provision(s) of any agreement(s) currently in effect by and between the Corporation and any Stockholder (the “Stockholder Agreement(s)”) conflicts with this Section 10.2 of the Bylaws, this Section 10.2 shall govern, and the remaining provision(s) of the Stockholder Agreement(s) that do not conflict with this Section 10.2 shall continue in full force and effect.

(b) Permitted Transfers. For purposes of this Section 10.2, a “Permitted Transfer” shall mean any of the following:

(1) any Transfer by a Stockholder of any or all of such Stockholder’s Shares to the Corporation;

(2) any Transfer by a Stockholder of any or all of such Stockholder’s Shares to such Stockholder’s Immediate Family (as defined below) or a trust for the benefit of such Stockholder or such Stockholder’s Immediate Family;

(3) any Transfer by a Stockholder of any or all of such Stockholder’s Shares effected pursuant to such Stockholder’s will or the laws of intestate succession;

(4) if a Stockholder is a partnership, limited liability company, corporation or other business entity, any Transfer by such Stockholder of any or all of such Stockholder’s Shares to its Affiliates (as defined below) or its or their respective partners, limited partners, general partners, members, retired partners, retired limited partners, retired general partners, retired members and/or equityholders of such Stockholder, including a Special Purpose

Entity (as defined below); provided, however, that such Special Purpose Entity is solely owned by Affiliates of such Stockholder at the time of such Transfer and continues to be solely owned by Affiliates of such Stockholder until the termination of this Section 10.2;

(5) [Reserved];

(6) any Transfer by a Stockholder of shares of Series D Preferred Stock after January 1, 2022, so long as such Transfer is made in compliance with all applicable securities laws and such shares of Series D Preferred Stock are held by a Stockholder that acquired Series D Preferred Stock on November 30, 2015 or from CP Interactive Fitness, LP pursuant to (i) that certain Stock Transfer Agreement, dated as of or about March 20, 2019, or (ii) that certain Purchase Agreement, dated as of or about March 20, 2019, or such Stockholder’s transferees as permitted pursuant to Section 10.2(b)(4); provided, however, that, if any Transfer is made to a Competitor (as defined below), such Competitor shall be deemed a Competitor Transferee (as defined in that certain Fourth Amended and Restated Investors’ Rights Agreement by and among the Corporation and the parties thereto, dated as of or about March 20, 2019, as amended from time to time);

(7) any Transfer by a Stockholder of shares of Series E Preferred Stock after July 1, 2022, so long as such Transfer is made in compliance with all applicable securities laws and such shares of Series E Preferred Stock are held by a Stockholder that acquired Series E Preferred Stock pursuant to that certain Series E Preferred Stock Purchase Agreement, dated as of March 30, 2017, by and among the Corporation and the other parties thereto (as amended from time to time, the “Series E Agreement”), or its transferees as permitted pursuant to Section 10.2(b)(4); provided, however, that, if any Transfer is made to a Competitor (as defined below), such Competitor shall be deemed a Competitor Transferee);

(8) any Transfer by a Stockholder of shares of Series F Preferred Stock after August 30, 2023, so long as such Transfer is made in compliance with all applicable securities laws and such shares of Series F Preferred Stock are held by a Stockholder that acquired Series F Preferred Stock pursuant to that certain Series F Preferred Stock Purchase Agreement, dated as of August 30, 2018, by and among the Corporation and the other parties thereto (as amended from time to time, the “Series F Agreement”), or its transferees as permitted pursuant to Section 10.2(b)(4); provided, however, that, if any Transfer is made to a Competitor, such Competitor shall be deemed a Competitor Transferee;

(9) any Transfer by a Stockholder that is an investment company registered under the Investment Company Act of 1940, as amended, or such Stockholder’s Affiliates of shares of Series E Preferred Stock or Series F Preferred Stock to another Stockholder; or

(10) any Transfer of Shares approved by the Board of Directors.

Notwithstanding the foregoing, and for the avoidance of doubt, if a Permitted Transfer is permitted in accordance with subsection (10) of this Section 10.2(b) and the Shares of the transferring party are subject to rights of first refusal, co-sale rights or tag-along rights pursuant to these Bylaws or a Stockholder Agreement (the “Investor Rights”), the persons and/or entities entitled to the Investor Rights shall be permitted to exercise their respective Investor Rights in conjunction with that specific Permitted Transfer without any additional approval of the Board of Directors.

In any such case, the transferee, assignee or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with these bylaws (including this Article X).

(c) Certain Definitions. For purposes of this Article X and Article XI:

(1) “Affiliate” shall mean any person or entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person or entity, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund, private equity fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with (including investment managers that are affiliated with one another), such Person.

(2) “Competitor” shall mean any person or entity that is engaged in the business of providing or encouraging streaming and/or peer to peer fitness content exchange through or in conjunction with fitness equipment.

(3) “Immediate Family” shall mean any child, stepchild, grandchild or other lineal descendant, any parent, stepparent, grandparent or other ancestor, any spouse, former spouse, sibling, niece, nephew, uncle, aunt, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any Spousal Equivalent.

(4) “Special Purpose Entity” shall mean any entity that holds or would hold only Shares or has or would have a class or series of security holders with beneficial interest primarily in Shares (including an entity that holds cash and/or cash equivalents intended to purchase Shares).

(5) “Spousal Equivalent” shall mean an individual who: (A) is in an exclusive, continuous, committed relationship with the relevant Stockholder, has been in that relationship for the twelve (12) months prior to the relevant date and intends to be in that relationship indefinitely; (B) has no such relationship with any other person and is not married to any other person; (C) shares a principal residence with the relevant Stockholder; (D) is at least 18 years of age and legally and mentally competent to consent to contract; (E) is not related by blood to the relevant stockholder to a degree of kinship that would prevent marriage from being recognized under the law of the state in which the individual and the relevant Stockholder reside; and (F) is jointly responsible with the relevant Stockholder for each other’s common welfare and financial obligations.

(d) Void Transfers. Any Transfer of Shares shall be null and void unless the terms, conditions and provisions of this Section 10.2 are strictly observed and followed.

(e) Termination of Restriction on Transfer. The foregoing restriction on transfer shall lapse upon the earlier of (i) immediately prior to the consummation of a Liquidation Event (as such term is defined in the certificate of incorporation, as it may be amended and/or restated from time to time), or (ii) immediately prior to the Corporation’s first firm commitment underwritten public offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended.

(f) Legends. The certificates representing shares of stock of the Corporation shall bear on their face the following legend so long as the foregoing restriction on transfer remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE BYLAWS OF THE CORPORATION. COPIES OF THE BYLAWS OF THE CORPORATION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

ARTICLE XI

RIGHT OF FIRST REFUSAL

11.1 In addition to any other restriction on transfer created by applicable securities laws, these Bylaws or contract, to the extent that the restrictions in Section 10.2 above are not applicable for any reason, no Stockholder shall Transfer any of the Shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a Transfer which meets the requirements hereinafter set forth in this Article XI:

(a) Notice of Proposed Transfer. If the Stockholder desires to sell or otherwise transfer any of such Stockholder’s Shares, then the Stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of Shares to be transferred, the proposed consideration and all other terms and conditions of the proposed transfer.

(b) Corporate Option to Purchase. For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase all or any part of the Shares specified in the notice at the price and upon the terms set forth in such notice. In the event the Corporation elects to purchase all the Shares, it shall give written notice to the selling Stockholder of its election and settlement for said Shares shall be made as provided below in paragraph (c).

(c) Closing of Corporate Purchase. In the event the Corporation elects to acquire any of the Shares of the selling Stockholder as specified in said selling Stockholder’s notice, the Corporation shall so notify the selling Stockholder and settlement thereof shall be made in cash within sixty (60) days after the Corporation receives said selling Stockholder’s notice; provided that if the terms of payment set forth in said selling Stockholder’s notice were other than cash against delivery, the Corporation shall pay for said Shares on the same terms and conditions set forth in said selling Stockholder’s notice.

(d) Sale by Selling Stockholder. In the event the Corporation does not elect to acquire all of the Shares specified in the selling Stockholder’s notice, said selling Stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the Corporation herein, sell elsewhere the Shares specified in said selling Stockholder’s notice which were not acquired by the Corporation, in accordance with the provisions of paragraph (c) of this Section 11.1, provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in said selling Stockholder’s notice. All Shares so sold by said selling Stockholder shall continue to be subject to the provisions of these bylaws (including this Article XI) in the same manner as before said transfer.

(e) Permitted Transactions. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Article XI:

(1) any Transfer by a Stockholder of any or all of such Stockholder’s Shares to the Corporation;

(2) any Transfer by a Stockholder of any or all of such Stockholder’s Shares to such Stockholder’s Immediate Family or a trust for the benefit of such Stockholder or such Stockholder’s Immediate Family;

(3) any Transfer by a Stockholder of any or all of such Stockholder’s Shares effected pursuant to such Stockholder’s will or the laws of intestate succession;

(4) if a Stockholder is a partnership, limited liability company, corporation or other business entity, any Transfer by such Stockholder of any or all of such Stockholder’s Shares to its Affiliates or its or their respective partners, limited partners, general partners, members, retired partners, retired limited partners, retired general partners, retired members and/or equityholders of such Stockholder, including a Special Purpose Entity; provided, however, that such Special Purpose Entity is solely owned by Affiliates of such Stockholder at the time of such Transfer and continues to be solely owned by Affiliates of such Stockholder until the termination of Section 10.2;

(5) [Reserved];

(6) any Transfer by a Stockholder of shares of Series D Preferred Stock after January 1, 2022, so long as such Transfer is made in compliance with all applicable securities laws and such shares of Series D Preferred Stock are held by a Stockholder that acquired Series D Preferred Stock on November 30, 2015 or from CP Interactive Fitness, LP pursuant to (i) that certain Stock Transfer Agreement, dated as of or about March 20, 2019, or (ii) that certain Purchase Agreement, dated as of or about March 20, 2019, or such Stockholder’s transferees as permitted pursuant to Section 10.2(b)(4); provided, however, that, if any Transfer is made to a Competitor, such Competitor shall be deemed a Competitor Transferee;

(7) any Transfer by a Stockholder of shares of Series E Preferred Stock after July 1, 2022, so long as such Transfer is made in compliance with all applicable securities laws and such shares of Series E Preferred Stock are held by a Stockholder that acquired Series E Preferred Stock pursuant to the Series E Agreement, or its transferees as permitted pursuant to Section 10.2(b)(4); provided, however, that, if any Transfer is made to a Competitor, such Competitor shall be deemed a Competitor Transferee;

(8) any Transfer by a Stockholder of shares of Series F Preferred Stock after August 30, 2023, so long as such Transfer is made in compliance with all applicable securities laws and such shares of Series F Preferred Stock are held by a Stockholder that acquired Series F Preferred Stock pursuant to the Series F Agreement, or its transferees as permitted pursuant to Section 10.2(b)(4); provided, however, that, if any Transfer is made to a Competitor, such Competitor shall be deemed a Competitor Transferee;

(9) any Transfer by a Stockholder that is an investment company registered under the Investment Company Act of 1940, as amended, or such Stockholder’s Affiliates of shares of Series E Preferred Stock or Series F Preferred Stock to another Stockholder; or

(10) any Transfer of Shares approved by the Board of Directors.

Notwithstanding the foregoing, and for the avoidance of doubt, if a Permitted Transfer is permitted in accordance with to subsection (10) of Section 10.2(b) and the Shares of the transferring party are subject to Investor Rights, the persons and/or entities entitled to the Investor Rights shall be permitted to exercise their respective Investor Rights in conjunction with that specific Permitted Transfer without any additional approval of the Board of Directors.

In any such case, the transferee, assignee or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with these bylaws (including this Article XI).

(f) Waiver of Right of First Refusal. The provisions of this Article XI may be waived with respect to any transfer by the Corporation upon duly authorized action of the Board of Directors.

(g) Void Transfers. Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions and provisions of this Article XI are strictly observed and followed.

(h) Termination of Right of First Refusal. The foregoing right of first refusal shall terminate upon the earlier of (i) immediately prior to the consummation of a Liquidation Event (as such term is defined in the Corporation’s certificate of incorporation, as it may be amended and/or restated from time to time), or (ii) immediately prior to the Corporation’s first firm commitment underwritten public offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended.

(i) Legends. The certificates representing shares of stock of the Corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE XII

MARKET STAND-OFF

Except as otherwise agreed in writing with the underwriters in the Initial Offering, no Stockholder shall, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Corporation’s first firm commitment underwritten public offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended (the “Initial Offering”), and ending on the date specified by the Corporation and the managing underwriter (such period not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Corporation or any securities convertible into or exercisable or exchangeable for common stock of the Corporation held immediately prior to the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock of the Corporation, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of common stock of the Corporation or other securities, in cash or otherwise. The foregoing provisions of this Article XII shall apply only to the Initial Offering and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. Each Stockholder shall execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Article XII or that are necessary to give further effect thereto. The corporation may impose stop-transfer instructions with respect to the securities of the Corporation held by each Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs, or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Corporation announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Article XII shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The certificates representing shares of stock of the Corporation shall bear on their face the following legend so long as the foregoing market stand-off restriction remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THE BYLAWS OF THE CORPORATION. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

With respect to any Stockholder, in the event of any conflict between the provisions of this Article XII and the Fourth Amended and Restated Voting Agreement (as may be amended and/or restated from time to time) entered into by the Corporation and certain of its stockholders (the “Voting Agreement”), the provisions of the Voting Agreement shall govern to the extent such Stockholder is party to the Voting Agreement.

CERTIFICATE OF SECRETARY OF

PELOTON INTERACTIVE, INC.

The undersigned, Hisao Kushi, hereby certifies that he is the duly elected and acting Secretary of PELOTON INTERACTIVE, INC., a Delaware corporation (the “Corporation”), and that the Amended and Restated Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by an Action by Unanimous Written Consent of the Board of Directors of the Corporation on March 20, 2019.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 5th day of April, 2019.

/s/ Hisao Kushi
Secretary